Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-278862) on Form F-3 of our report dated March 28, 2025, with respect to the consolidated financial statements of Pyxis Tankers Inc.

/s/ KPMG Certified Auditors S.A.

Athens, Greece

April 1, 2026